Exhibit 3.13

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion from a corporation to a limited liability company is being duly executed and filed by Catalent CTS Holdings, Inc., a Delaware corporation (the “Corporation”), to convert the Corporation to Catalent CTS Holdings, LLC, a Delaware limited liability company (the “LLC”) under the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

1.	The jurisdiction where the Corporation was first incorporated is Delaware.

2.	The jurisdiction of the Corporation immediately prior to filing this Certificate of Conversion is Delaware.

3.	The date the Corporation first incorporated in the State of Delaware was September 14, 2005.

4.	The name of the Corporation immediately prior to filing this Certificate of Conversion is Catalent CTS Holdings, Inc.

5.	The name of the limited liability company as set forth in the Certificate of Formation is Catalent CTS Holdings, LLC

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the 19th day of December, 2012.

CATALENT CTS HOLDINGS, INC.

By:	/s/ Scott Houlton
Name:	Scott Houlton
Title:	Authorized Person

[Signature Page to Catalent CTS Holdings, Inc. Certificate of Conversion]